Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces Second Quarter 2022 Results
Aggregate Loan Commitments Reach $735 Million
Net Income Per Share of $0.31
Adjusted Distributable Earnings Per Share of $0.24
____________________________________________________________________________________________________
Newton, MA (July 27, 2022): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and six months ended June 30, 2022.
Tom Lorenzini, President of SEVN, made the following statement:
"During the second quarter, we experienced strong earnings growth year over year and continued to execute on our plan to fully invest SEVN’s capital. We completed $60 million of high-quality loan originations, bringing our committed capital to $735 million, which represents a threefold increase in our loan book compared to a year ago. The credit quality of our portfolio remains strong, with all loans current on debt service and no loans in default.
We begin the second half of the year in an excellent position to continue to grow distributable earnings and further enhance returns for our shareholders. With a portfolio entirely comprised of 100% floating rate loans, we expect to earn increased income from our investments in this rising interest rate environment. For example, we estimate that a 75 basis point increase in our base lending rate would increase SEVN's annual net income per share by approximately $0.07, based on our loan portfolio as of June 30, 2022. Additionally, our investment pipeline remains strong with many attractive opportunities to deploy our available capital with the goal of reaching approximately $950 million dollars in aggregate loan commitments this year."

Quarterly Results

	Three Months Ended
(dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021
Income from investments, net	$7,498	$13,777	$2,863
Net income	$4,578	$11,126	$1,160
Net income per diluted share	$0.31	$0.76	$0.11
Distributable Earnings	$3,490	$5,273	$1,342
Distributable Earnings per diluted share	$0.24	$0.36	$0.13
Adjusted Distributable Earnings	$3,490	$5,310	$1,342
Adjusted Distributable Earnings per diluted share	$0.24	$0.37	$0.13
Book value per common share	$18.22	$18.17	$18.90
Adjusted Book Value per common share (1)	$18.89	$18.95	$18.90
(1)Adjusted Book Value per common share is a non-GAAP financial measure that excludes the impact of the unaccreted purchase discount resulting from the excess of the fair value of the loans Tremont Mortgage Trust, or TRMT, then held for investment and which SEVN acquired as a result of the merger with TRMT, or the Merger, over the consideration SEVN paid in the Merger. The purchase discount of $36.4 million was allocated to each acquired loan and is being accreted into income over the remaining term of the respective loan. As of June 30, 2022 and March 31, 2022, Adjusted Book Value per common share excludes $9.8 million, or $0.67 per common share, and $11.5 million, or $0.78 per common share, respectively, of unaccreted purchase discount.
Additional information and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Distributable Earnings and Adjusted Distributable Earnings for the quarter and six months ended June 30, 2022 and 2021 appear later in this press release.
Portfolio Summary

(dollars in thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Number of loans	28	27	9
Total loan commitments	$734,883	$684,547	$250,710
Weighted average maximum maturity (years)	3.6	3.7	4.2
Weighted average coupon rate	5.14%	4.57%	4.98%
Weighted average all in yield	5.64%	5.10%	5.62%
Weighted average floor	0.61%	0.61%	0.76%
Weighted average risk rating	2.7	2.8	2.9
Weighted average loan to value	68%	68%	68%

Recent Investment Activities

SEVN originated the following first mortgage loans during the three months ended June 30, 2022:

Location	Property Type	Origination Date	Committed Principal	Principal as of June 30, 2022	Coupon Rate	All in Yield	Maximum Maturity (date)	Loan to Value
(dollars in thousands)
Farmington Hills, MI	Multifamily	05/24/2022	$31,520	$28,520	S + 3.15%	S + 3.50%	05/24/2027	75%
Las Vegas, NV	Multifamily	06/10/2022	28,950	23,100	S + 3.30%	S + 4.08%	06/10/2027	60%
Total/weighted average			$60,470	$51,620	S + 3.22%	S + 3.76%		68%

•During the quarter ended June 30, 2022, SEVN received $11.1 million of loan repayment proceeds.

Recent Financing Activities

•On April 25, 2022, SEVN amended its facility loan program agreement and the security agreement with BMO Harris Bank N.A. to increase the maximum principal amount available under its credit facility from $100.0 million to $150.0 million.

•The aggregate outstanding principal balance under SEVN's secured financing facilities was $455.0 million as of June 30, 2022 and $469.8 million as of July 25, 2022.

•As of June 30, 2022, SEVN was in compliance with all covenants and other terms under its secured financing facilities.

Distributions
•On May 19, 2022, SEVN paid a quarterly distribution of $0.25 per common share, or approximately $3.6 million, to shareholders of record as of April 25, 2022.

•On July 14, 2022, SEVN declared a quarterly distribution of $0.25 per common share, or approximately $3.6 million, to shareholders of record on July 25, 2022. SEVN expects to pay this distribution on August 18, 2022.

Conference Call
At 11:00 a.m. Eastern Time on Thursday, July 28, 2022, President, Tom Lorenzini, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss SEVN’s second quarter 2022 financial results. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, August 4, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 8396123.
A live audio webcast of the conference call will also be available in a listen-only mode on SEVN’s website, which is located at www.sevnreit.com. Participants wanting to access the webcast should visit SEVN’s website about five minutes before the call. The archived webcast will be available for replay on SEVN’s website after the call. The transcription, recording and retransmission in any way of SEVN’s second quarter conference call are strictly prohibited without the prior written consent of SEVN.
Supplemental Data
A copy of SEVN’s Second Quarter 2022 Supplemental Operating and Financial Data is available for download at SEVN’s website, www.sevnreit.com. SEVN’s website is not incorporated as part of this press release.

About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Non-GAAP Financial Measures
SEVN presents Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings, Adjusted Distributable Earnings per common share and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC.
These non-GAAP financial measures do not represent net income, net income per common share or cash generated from operating activities and should not be considered as an alternative to net income or net income per common share determined in accordance with GAAP or as an indication of SEVN’s cash flows from operations determined in accordance with GAAP, a measure of SEVN’s liquidity or operating performance or an indication of funds available for SEVN’s cash needs. In addition, SEVN’s methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, SEVN’s reported Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may not be comparable to distributable earnings, distributable earnings per common share, adjusted distributable earnings and adjusted distributable earnings per common share, as reported by other companies.
SEVN calculates Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by SEVN’s manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.
SEVN defines Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share as Distributable Earnings and Distributable Earnings per common share, respectively, excluding the effects of certain non-recurring transactions.
Management believes that Adjusted Book Value per common share is a meaningful measure of SEVN's capital adequacy because it excludes the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment and that SEVN acquired as a result of the Merger over the consideration SEVN paid in the Merger. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. SEVN's methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, SEVN's Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies.

In order to maintain its qualification for taxation as a REIT, SEVN is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. SEVN believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may be useful indicators of distributions to SEVN's shareholders and are measures that are considered by SEVN's Board of Trustees when determining the amount of distributions. SEVN believes that Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help SEVN evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that SEVN believes are not necessarily indicative of SEVN’s current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by SEVN to its manager under SEVN’s management agreement.
Please see the pages attached hereto for a more detailed statement of SEVN’s operating results and financial condition and for an explanation of SEVN's calculation of Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share and a reconciliation of net income and net income per common share determined in accordance with GAAP to those amounts.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
INCOME FROM INVESTMENTS:
Interest income from investments	$8,869	$3,055	$18,448	$5,056
Purchase discount accretion	1,636	—	7,571	—
Less: interest and related expenses	(3,007)	(192)	(4,744)	(192)
Income from investments, net	7,498	2,863	21,275	4,864
OTHER EXPENSES:
Base management fees	1,063	721	2,126	1,436
General and administrative expenses	1,378	714	2,324	1,306
Reimbursement of shared services expenses	440	275	1,000	601
Other transaction related costs	—	—	37	—
Total other expenses	2,881	1,710	5,487	3,343
Income before income taxes	4,617	1,153	15,788	1,521
Income tax (expense) benefit	(39)	7	(84)	(11)
Net income	$4,578	$1,160	$15,704	$1,510

Weighted average common shares outstanding - basic and diluted	14,521	10,208	14,514	10,205

Net income per common share - basic and diluted	$0.31	$0.11	$1.08	$0.15

SEVEN HILLS REALTY TRUST
CALCULATION AND RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS AND
ADJUSTED DISTRIBUTABLE EARNINGS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net income to Distributable Earnings and Adjusted Distributable Earnings:
Net income	$4,578	$1,160	$15,704	$1,510
Non-cash equity compensation expense	548	182	630	182
Non-cash accretion of purchase discount	(1,636)	—	(7,571)	—
Distributable Earnings	3,490	1,342	8,763	1,692
Other transaction related costs (1)	—	—	37	—
Adjusted Distributable Earnings	$3,490	$1,342	$8,800	$1,692

Weighted average common shares outstanding - basic and diluted	14,521	10,208	14,514	10,205

Net income per common share - basic and diluted	$0.31	$0.11	$1.08	$0.15
Distributable Earnings per common share - basic and diluted	$0.24	$0.13	$0.60	$0.17
Adjusted Distributable Earnings per common share - basic and diluted	$0.24	$0.13	$0.61	$0.17

(1)    Other transaction related costs include expenses related to the Merger.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$48,230	$26,197
Restricted cash	166	98
Loans held for investment, net	670,185	570,780
Prepaid expenses and other assets	3,108	2,918
Total assets	$721,689	$599,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,191	$1,561
Secured financing facilities, net	452,705	339,627
Due to related persons	1,063	1,111
Total liabilities	454,959	342,299

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.001 par value, 25,000,000 shares authorized; 14,638,063 and 14,597,079 shares issued and outstanding, respectively	15	15
Additional paid in capital	238,254	237,624
Cumulative net income	40,354	24,650
Cumulative distributions	(11,893)	(4,595)
Total shareholders' equity	266,730	257,694
Total liabilities and shareholders' equity	$721,689	$599,993

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever SEVN uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, SEVN is making forward-looking statements. These forward-looking statements are based upon SEVN’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SEVN’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SEVN’s control. For example:
•Mr. Lorenzini states that SEVN experienced strong earnings growth year over year and continued to execute on its plan to fully invest SEVN’s capital. Mr. Lorenzini also states that SEVN completed $60 million of high-quality loan originations, bringing its committed capital to $735 million. These statements may imply that SEVN will experience continued growth in future periods including in its loan originations and investment income. However, SEVN operates in a highly competitive industry and its business is subject to various risks, many of which are outside its control. These risks and other factors may prevent SEVN from successfully closing additional loans, executing its business plans and realizing its investment objectives. Further, once SEVN invests or commits its remaining capital, its ability to continue to grow and fund loans will be subject to its ability to obtain additional cost-effective capital or to redeploy proceeds from repayments of its loan investments. Additionally, any growth of its loan portfolio may not benefit SEVN if, for example, SEVN does not realize the returns it expects from that growth.

•Mr. Lorenzini states that the credit quality of SEVN's portfolio remains strong with its loans current on debt service and no loans in default and stated that the $60 million of SEVN's loan originations in the second quarter 2022 were high quality. These statements may imply that SEVN’s loans will remain current. However, SEVN's borrowers' and their tenants' businesses are subject to risks, including those related to the current economic conditions, including inflation and possible recession as well as possible impacts of the COVID-19 pandemic. As a result of these or other factors, SEVN’s loans may not continue to remain current.

•Mr. Lorenzini states that SEVN is in an excellent position to continue to grow Distributable Earnings and further enhance returns for its shareholders. Mr. Lorenzini also states that with a portfolio entirely comprised of 100% floating rate loans, SEVN expects to earn increased income from its investments in the rising interest rate environment. These statements may imply that SEVN will experience continued growth in its investment income and Distributable Earnings, resulting in continued or increased distributions to SEVN's shareholders. However, SEVN's business is subject to various risks, including interest rate risks that could cause SEVN's interest costs to increase to a level that may prevent SEVN from realizing its business objectives. In addition, as SEVN's loan investments are repaid, it may not be able to reinvest those amounts in loans that provide it with spreads similar to those it currently expects. Further, the timing, amount and form of any future distributions will be determined at the discretion of SEVN's Board of Trustees and will depend on various factors that its Board of Trustees deems relevant, including SEVN's historical and projected income, its Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share, the then current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid to maintain SEVN's qualification for taxation as a REIT, limitations on distributions contained in SEVN's financing arrangements and other factors deemed relevant by SEVN's Board of Trustees. Accordingly, any future distributions may be increased, decreased, suspended or discontinued, and there is no assurance as to the rate at which future dividends, if any, will be paid.

•Mr. Lorenzini states that SEVN's investment pipeline remains strong with many attractive opportunities to deploy its available capital with the goal of reaching approximately $950 million in aggregate loan commitments this year. These statements may imply that SEVN will close additional loans and achieve its goal of having approximately $950 million in aggregate loan commitments, and that its business will continue to improve as a result. However, as described above, SEVN’s business and ability to execute loans and realize its business objectives are subject to various risks, including the competitive nature of the industry in which it operates, as well as other factors, many of which are outside its control. These risks and other factors may prevent SEVN from successfully closing additional loans and executing and realizing its goal this year or at all.

The information contained in SEVN's filings with the SEC, including under “Risk Factors” in SEVN's periodic reports, or incorporated therein, identifies other important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry
Director, Investor Relations
(617) 796-7651
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